Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Alexander G. Babey President and Chief Executive Officer (812) 883-2639

MID-SOUTHERN SAVINGS BANK, FSB ANNOUNCES RESULTS OF
MEETINGS OF STOCKHOLDERS AND MEMBERS
AND PRELIMINARY OFFERING RESULTS

Salem, Indiana – July 2, 2018 – Mid-Southern Savings Bank, FSB (the "Bank") (OTCPK: MSVB), and Mid-Southern, M.H.C. (the "MHC") announced that, at separate meetings held on June 28, 2018, both the stockholders of the Bank and the members of MHC (depositors and certain borrowers of the Bank), approved the Plan of Conversion and Reorganization pursuant to which the MHC will convert from the mutual holding company to the stock holding company form of organization.

The closing of the offering and conversion remains subject to customary regulatory approvals and the satisfaction of customary closing conditions.  Subject to receipt of those approvals and satisfaction of those conditions, the Bank anticipates closing the transaction in early to mid-July.  Final results of the offering and the anticipated closing date will be announced following receipt of all regulatory approvals to complete the transaction.

The shares of the Bank's common stock will continue to trade on the OTC Pink Marketplace under the trading symbol "MSVB" through the closing date of the conversion.  Following closing, it is anticipated that the shares of Mid-Southern Bancorp, Inc. common stock will trade on the Nasdaq Capital Market under the same symbol "MSVB."

If you have any questions regarding the offering or the conversion, please call the Stock Information Center at 1 (877) 821-5783.  The Stock Information Center is open from 10:00 a.m. to 4:00 p.m., Eastern Time.  The Stock Information Center is closed on weekends and bank holidays.

About the Bank
Mid-Southern Savings Bank, FSB is a federally chartered savings bank headquartered in Salem, Indiana, approximately 40 miles northwest of Louisville, Kentucky.   The Bank conducts business from its main office in Salem and through its branch offices located in Mitchell and Orleans, Indiana and a loan production office located in New Albany, Indiana.
Disclosures About Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 about the conversion and offering.  Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as "estimate," "project," "believe," "intend," "anticipate," "plan," "seek," "expect," "will," "may," "continue," or similar terms or variations on those terms, or the negative of those terms.  Forward-looking statements, by their nature, are subject to risks and uncertainties.  Certain factors that could cause actual results to differ materially from expected results include delays in consummation of the conversion and offering, a failure to receive one or more of the necessary approvals referenced above, changes to the real estate and economic environment, particularly in the market areas in which the Bank operates, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes affecting financial institutions, including regulatory compliance costs and capital requirements that could adversely affect the business in which Mid-Southern and the Bank are engaged.  Mid-Southern wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made.  Except as required by law, Mid-Southern  does not undertake any obligation to update any forward-looking statements to reflect changes in belief, expectations or events.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy common stock.
The shares of common stock of Mid-Southern Bancorp, Inc. are not deposits or savings accounts, may lose value and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.